                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              DI INDUSTRIES, INC.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              DI INDUSTRIES, INC.
- - - -------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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    (4) Proposed maximum aggregate value of transaction:

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    * Set forth the amount on which the filing fee is calculated and state how it was determined.


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                              DI INDUSTRIES, INC.
                           450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77067
                                _______________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 23, 1995
                                _______________

To Our Shareholders:

     Notice is hereby given that the 1995 Annual Meeting of Shareholders of DI Industries, Inc. (the "Company") will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 23, 1995 at 2:00 p.m., Houston time, for the following purposes:

          1. The election of a Board of Directors (seven members) to serve until the next annual meeting of shareholders or until their successors have been elected or qualified; and

          2. To approve the appointment of Deloitte & Touche L.L.P. as the Company's independent public accountants for the ensuing fiscal year; and

          3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The enclosed Proxy Statement includes information relating to these proposals.

     The Board of Directors has fixed the close of business on April 10, 1995 as the record date for the 1995 Annual Meeting of Shareholders and only holders of record of common stock of the Company at said time and on said date are entitled to notice of and to vote at the meeting. The presence of at least a majority of the outstanding shares of the Company is required for a quorum.

     The Board of Directors and management sincerely desire your presence at the meeting. However, so that we may be sure that your vote will be included, please sign and return the enclosed proxy promptly. If you attend the meeting, you may revoke your proxy and vote in person.

                              By Order of the Board of Directors,



                              /s/ Bill R. Merchant
                              Bill R. Merchant
                              Secretary
April 17, 1995
Houston, Texas

                              DI INDUSTRIES, INC.
                           450 Gears Road, Suite 625
                              Houston, Texas 77067

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1995

                              GENERAL INFORMATION

     This Proxy Statement is furnished by the Board of Directors of DI Industries, Inc. (the "Company") in connection with the solicitation of proxies for use at the 1995 Annual Meeting of Shareholders (the "Meeting") to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas on May 23, 1995 at 2:00 p.m., Houston time, and at any adjournment thereof. The shares represented by the proxy enclosed herewith will be voted in accordance with the shareholder's instructions noted thereon or, if no instruction is indicated, the shares will be voted in favor of the proposals described herein. The proxy also confers discretionary authority with respect to other matters which may properly come before the Meeting.

     On April 10, 1995, the Company had outstanding 38,669,378 shares of common stock, par value $0.10 per share (the "Common Stock"), each of which shares is entitled to one vote at the Meeting. The Common Stock is the only class of voting securities of the Company outstanding. The affirmative vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at the Meeting is required to elect each director and for the approval of each of the remaining proposals. In certain circumstances, a shareholder will be considered to be present at the Meeting for quorum purposes but will not be deemed to have cast a vote on a matter. Such circumstances exist when a shareholder is present but specifically abstains from voting on a matter or when shares are represented at the Meeting by a proxy conferring authority to vote only on certain matters as in the case of broker non-votes. In conformity with Texas law and the Company's Bylaws, shares abstaining from voting or not voted on certain matters, including broker non-votes, will be treated as votes cast against those matters.

     All shareholders of record, as of the close of business on April 10, 1995, are entitled either to attend and vote in person any shares held by them or, provided a completed and executed proxy shall have been delivered to the Secretary of the Company prior to the Meeting, vote by proxy any shares held by them.

     The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to shareholders is April 20, 1995.


REVOCABILITY OF PROXIES

     A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by written notice delivered to the Secretary of the Company at the offices of the Company, 450 Gears Road, Suite 625, Houston, Texas 77067, at any time up to the Meeting or any adjournment thereof, or by delivering it to the Chairman of the Meeting on the date of the Meeting or any adjournment thereof. Such revocation will be effective as to all matters on which a vote has not already been taken. A shareholder may appoint a person, other than the Board of Directors' designees, to represent him at the Meeting. This right may be exercised by the insertion of said person's name on the proxy provided and striking out the name of the Board of Directors' designees, or by the submission of a similar proxy.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock. It is anticipated that the solicitation will be primarily by mail but proxies also may be solicited personally, by telephone or other means of communication by directors, officers or employees of the Company.


                            RECENT CHANGE IN CONTROL

     On June 2, 1994, the Company was notified that Norex Drilling Limited, a Bermuda corporation ("Norex Drilling") and wholly owned subsidiary of Norex America, Inc., a Cayman Islands corporation ("Norex America"), had completed the purchase (the "Norex Transaction") from the Pennsylvania Company, a Delaware corporation ("Pennco") and wholly owned subsidiary of American Premier Underwriters, Inc. (formerly named The Penn Central Corporation), a Pennsylvania corporation ("AP"), of 20,690,105 shares of the Common Stock, representing 53.5% of the outstanding Common Stock, for a cash purchase price of $14,483,073. Pennco also assigned to Norex Drilling all of Pennco's rights and interests under that certain Registration Rights Agreement, dated July 20, 1989, among the Company, Pennco, the persons and entities listed as HR Shareholders on the signature page thereof and Max M. Dillard, which agreement grants certain demand and piggyback registration rights to the parties thereto.

     Subsequent to June 21, 1994, the Company was notified that Norex Drilling had disposed of 1,960,000 shares of Common Stock, thereby reducing its holdings to 18,730,105 shares or approximately 48.4% of the Company's outstanding shares.

     Philip A. Hagel, Harold H. Holden, Robert W. Olson and David H. Street, who had been appointed to the Company's Board of Directors as designees of AP, resigned from the Company's Board of Directors following consummation of the Norex Transaction and the Board of Directors reduced its membership from nine to seven persons. Kristian Siem, Chairman and Chief Executive Officer of Norex America and Norex Drilling, and Michael J. Delouche, Controller of Norex America and Norex Drilling, were appointed to fill the unexpired terms of two of the resigning directors.

     In connection with the Norex Transaction, the Company entered into an agreement with AP pursuant to which the Company agreed (i) to reimburse AP for all amounts advanced by AP from time to time on behalf of the Company in connection with AP's administration of the Company's workers compensation and certain other insurance programs for the period between July 20, 1989 and the closing of the Norex Transaction and to bring current prior to August 1, 1994 all past due reimbursement amounts, (ii) to perform all of its obligations the performance of which are secured by security bonds or other forms of guarantees under or with respect to which AP remains either directly or contingently liable and to hold AP harmless from any loss or liability thereunder or in connection therewith and (iii) not to modify, renew, extend or in any way change the underlying instruments or primary obligations guaranteed by AP without first securing a release of AP's guarantee with respect thereto.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As indicated below, the Chief Executive Officer of the Company, directors and certain principal shareholders beneficially own in the aggregate 24,856,131 or 64.3% of the Common Stock outstanding. Such officer and shareholders have indicated that they intend to vote in favor of each proposal described herein.

     The following table reflects the beneficial ownership of the Company's Common Stock as of April 10, 1995 with respect to (i) the Chief Executive Officer of the Company, (ii) all persons known by the Company to be the beneficial owner of more than five percent of the Common Stock, (iii) shareholder directors of the Company and (iv) directors and officers of the Company as a group:

     Name and Address of Beneficial                   Number      Percent
        Owner, Identity of Group                    of Shares     of Class
     ------------------------------                -------------  --------
Norex America, Inc...............................  18,730,105(1)      48.4
  P.O. Box HM 429
  Hamilton, HM BX, Bermuda
Spinnaker Investor Partners, L.P.................   3,254,557(2)       8.4
  c/o Hamilton Robinson & Co., Inc.
  30 Rockefeller Plaza, #3318
  New York, New York 10112
Spinnaker Partners...............................     839,883(2)       2.2
  c/o Hamilton Robinson & Co., Inc.
  30 Rockefeller Plaza, #3318
  New York, New York 10112
Shareholder Directors (3)
  Douglas Y. Bech................................       1,200           *
  Max M. Dillard.................................   2,754,801(4)       7.1
  C. Wayne Nance.................................       3,300(5)        *
  Hamilton Robinson, Jr..........................      35,715(5)        *
  William C. Walker..............................       4,300(5)        *
Directors, Executive Officers and Key Employees
  as a group (17 persons)........................   3,071,316(6)       7.7
- - - -----

*  Indicates less than one percent.

(1) The shares indicated as owned by Norex America are held of record by Norex Drilling, a wholly owned subsidiary of Norex America.

(2) These shares are included as part of the shares of an investor group managed by Hamilton Robinson & Co., Inc. which group held, as of April 10, 1995, a total of 4,369,025 shares of Common Stock of the Company, or 11.3% of the then outstanding shares. The 274,585 shares of the group which are not represented in the above table are held by Hamilton Robinson, Jr. (30,315 shares) and Hamilton Robinson & Co., Inc. - Managed Account No. 1 (244,270 shares).

(3) The directors of the Company who are not listed do not own a beneficial interest in any shares of Common Stock.

(4) Includes 1,000,000 shares that may be purchased upon the exercise of options granted under the Company's 1982 Stock Option and Long-Term Incentive Plan for Key Employees (the "1982 Employee Plan") that are currently exercisable.

(5) Includes the following shares that may be purchased upon the exercise of options granted under the Company's 1987 Stock Option Plan for Non-Employee Directors (the "1987 Director Plan") that are currently exercisable or that will become exercisable within 60 days: 3,300 for Mr. Nance, 5,400 for Mr. Robinson and 3,300 for Mr. Walker.

(6) Includes 1,287,000 shares that may be purchased upon the exercise of options granted under the 1982 Employee Plan and the 1987 Director Plan that are currently exercisable or that will become exercisable within 60 days.

PROPOSAL 1:
                             ELECTION OF DIRECTORS

   A board of seven directors is to be elected at the Meeting. Each director elected will serve until the next annual meeting of shareholders or until his successor has been elected or qualified. The persons named as proxies on the enclosed proxy will vote all shares over which they have control for the election of the Board of Directors' nominees, unless otherwise instructed.

   The Company's Bylaws provide that the Board of Directors shall consist of not fewer than one member, and that the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of seven members.

   Each nominee listed below is a member of the present Board of Directors and has consented to be named in this Proxy Statement and to serve as a director if elected. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that the persons designated in the accompanying proxy will vote for the election, in the nominee's stead, of such other person as the Board of Directors of the Company may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve, if elected.

   The seven nominees for election as directors at the Meeting, and certain additional information with respect to each of them (as of April 15, 1995), are as follows:

                                                                         YEAR FIRST BECAME
NAME                             AGE   POSITION WITH THE COMPANY             A DIRECTOR
- - - ----                             ----  --------------------------        -----------------
Douglas Y. Bech...............    49   Director                                 1994
Michael J. Delouche...........    38   Director                                 1994
Max M. Dillard................    59   Chairman of the Board, President         1980
                                         and Chief Executive Officer
C. Wayne Nance................    63   Director                                 1992
Hamilton Robinson, Jr.........    60   Director                                 1988
Kristian Siem.................    46   Director                                 1994
William C. Walker.............    71   Director                                 1992

   DOUGLAS Y. BECH has been a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas since October 1994. From May 1993 to July 1994, Mr. Bech was a partner in the law firm of Gardere & Wynne, L.L.P., Houston, Texas and from 1977 to 1993 he was a partner of the law firm of Andrews & Kurth, L.L.P., Houston, Texas. Mr. Bech was previously a director of the Company from 1980 to 1985 and from 1988 to 1989. Mr. Bech currently serves as a director of Pride Refining, Inc., the managing general partner of Pride Companies, L.P. (oil refining), and Wainoco Oil Corporation (oil and gas production and oil refining).

   MICHAEL J. DELOUCHE has served as Controller of Norex America and Norex Drilling since 1991. For two years prior to such time, Mr. Delouche was a Manager with KPMG Peat Marwick.

   MAX M. DILLARD has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1980.

   C. WAYNE NANCE has been President of C. Wayne Nance & Associates, Inc., a privately held petroleum consulting and investment company, and a Senior Vice President of The Mitchell Group, a privately held registered investment advisor, since 1989. Mr. Nance was President of Tenneco Oil Company from 1987 until his retirement in 1989, with whom he had been employed in various positions for 31 years. Mr. Nance currently serves as a director of Matador Petroleum Corporation and Cabot Oil and Gas Corporation.

   HAMILTON ROBINSON, JR. has served as Chairman of Hamilton Robinson & Company, Incorporated, a private investment firm since 1985. Mr. Robinson is also a director of AGCO Corporation (agricultural equipment, manufacturing and sales).

   KRISTIAN SIEM has been Chairman of the Board and Chief Executive Officer of Norex America since 1985 and Norex Drilling since 1990, and Chairman of Wilrig AS (offshore drilling) since 1994. Mr. Siem is also a director of Drayton Blue Chip Trust plc, Lowndes Lambert Group Holdings Plc (insurance), and Det Sondenfjelds-Norske Dampskibsselskab (shipping). Mr. Siem has also served as Chairman of Vard AS (cruise line) since 1995.

   WILLIAM C. WALKER, an independent management consultant since 1985, served as President of Loffland Brothers Company, an oil and gas drilling company and a wholly-owned subsidiary of Kendavis Holding Company, from 1987 until his retirement in 1989. Mr. Walker was President of Mid-Continent Supply Company, a major provider of oilfield equipment and services worldwide, from 1973 to 1985. Mr. Walker currently serves as a director of Aztec Manufacturing Company a privately held oilfield equipment company, and Global Marine, Inc., an offshore drilling company.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

   The Board of Directors met three times during the nine-month transition period ended December 31, 1994 (the "Transition Period") and acted numerous times by written consent. In November 1994, the Company changed its fiscal year-end from March 31 to December 31.


DIRECTOR COMPENSATION

   Non-employee directors are entitled to a fee of $1,000 for each meeting attended and are reimbursed for travel and related expenses incurred in connection therewith.

   The Company's 1987 Director Plan currently reserves 250,000 shares of Common Stock for issuance upon the exercise of options. The 1987 Director Plan was adopted to further the growth, development and financial success of the Company by focusing the attention of the participants toward improving the Company's consolidated long-range performance by affording participants an opportunity to acquire a proprietary interest in the Company. The 1987 Director Plan is administered by the Stock Option Committee and eligibility is limited to persons who are elected and serve as directors of the Company and who are not officers or employees of the Company. All determinations of the Stock Option Committee are made by a quorum of Stock Option Committee members. Awards under the 1987 Director Plan are non-discretionary and the 1987 Director Plan only provides for non-qualified stock options. Under the 1987 Director Plan, options to purchase 15,000 shares are awarded to each non-employee director upon initial election or appointment to the Board.

   The Company maintains directors' and officers' liability insurance and its Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Texas law.

BOARD COMMITTEES

   The Company's Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee and an Executive Committee. The Board does not have a nominating committee. The Audit Committee and the Compensation Committee each met twice, the Stock Option Committee met once and the Executive Committee did not meet during the Transition Period. The Audit Committee assists the Board in assuring that the accounting and reporting practices of the Company are in accordance with all applicable requirements and is responsible for all matters pertaining to the annual audit. The current members of the Audit Committee are Messrs. Bech, Delouche and Robinson. The Compensation Committee reviews and sets salary and compensation policies for officers of the Company. Messrs. Nance, Robinson and Walker currently serve on the Compensation Committee. The Stock Option Committee administers the Company's 1982 Employee Plan and 1987 Director Plan. Messrs. Nance, Robinson and Walker currently serve on the Stock Option Committee as outside directors. The Bylaws of the Company provide that the Executive Committee shall have all the authority of the Board of Directors in the business affairs of the Company except where such authority is specifically denied by applicable law, the Articles of Incorporation or the Bylaws. Messrs. Dillard, Robinson and Siem currently serve on the Executive Committee.

EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the executive officers of the Company (as of April 15, 1995):

NAME                  AGE          POSITION WITH THE COMPANY
- - - ----                  ---  ------------------------------------------
Max M. Dillard......   59  Chairman of the Board, President and Chief
                             Executive Officer
James R. Bigard.....   65  Sr. Vice President, Operations
Janet L. Levine.....   51  Assistant Secretary
Bill R. Merchant....   51  Treasurer, Chief Accounting Officer and
                             Secretary
William G. Poplin...   60  Sr. Vice President, Sales & Marketing

      Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years:

      MAX M. DILLARD, the President, Chairman of the Board and Chief Executive Officer of the Company since 1980, has been actively engaged in the drilling industry since 1958. From 1969 until July 1978, at which time Mr. Dillard formed Drillers, Inc., the predecessor of the Company, Mr. Dillard served as President of Bandera, Inc., Garvey Drilling Company, Progress Drilling, Inc. and Progress Drillers, Inc. Prior to 1969, Mr. Dillard served as Vice President and Chief Operations Officer of Peter Bawden Drilling, Inc. and with other companies in which he served in the positions of Drilling Operations Manager, Drilling Superintendent and Drilling Engineer. He is a registered professional engineer in the State of Texas and a director of the International Association of Drilling Contractors.

      JAMES R. BIGARD joined the Company in 1990 as Vice President. Mr. Bigard has spent more than 45 years directly involved in the oil and gas drilling industry. He was President of James Bigard Drilling Company since 1972, when he organized such company until its assets were acquired by the Company in 1990. Mr. Bigard is a director of Isabella Bank & Trust, the Michigan Oil and Gas Association as well as the International Association of Drilling Contractors.

      JANET L. LEVINE has been Assistant Secretary of the Company since December 1994. Ms. Levine was Secretary of the Company from February 1990 until May 1994.

      BILL R. MERCHANT joined the Company in 1986 as Chief Accounting Officer and has been Treasurer of the Company since 1990 and the Secretary of the Company since 1994. Mr. Merchant is a Certified Public Accountant in the State of Texas.

      WILLIAM G. POPLIN joined the Company in November 1990 as Vice President and has been Vice President of Sales and Marketing since 1994. He has also served as President of DI International, Inc., a wholly-owned subsidiary of the Company since 1992. For 24 years prior to joining the Company, Mr. Poplin was the Manager and Vice President of International Sales with B J Hughes, a Division of Hughes Tool Company, an oil and gas service company.

      Officers serve until their successors are elected and qualified to serve.

      The following table sets forth certain information regarding certain key employees of the Company (as of April 15, 1995):

          NAME           AGE          POSITION WITH THE COMPANY
- - - -----------------------  ---  ------------------------------------------
Charles M. Berry.......   56  Vice President, DI Energy, Inc.
Martin L. Christensen..   39  Controller
Gary A. Kunick.........   47  Division Manager, Western Division
Alejandro J. Lebrija...   31  Vice President, DI/Perfensa, Inc.
L. Pat Leech...........   51  Chief Engineer/Manager of Support Services
Richard M. Pilgrim.....   51  Vice President-Engineering, Drillers, Inc.
Terrell L. Sadler......   45  Vice President, Mid-Continent Division
Jim G. Winters.........   58  Assistant to the President

      Set forth below is certain information concerning certain key employees of the Company, including the business experience of each during the past five years:

      CHARLES M. BERRY has been with the Company since 1986 and was appointed a Vice President of DI Energy, Inc., a wholly-owned subsidiary of the Company, in 1992. From 1984 to 1985, he was Division Manager of Operations of the Gulf Coast Division of Lear Petroleum Corp. From 1969 through 1983, he served as Vice President-Operations and a Director of McRae Consolidated Oil & Gas in Houston.

      MARTIN L. CHRISTENSEN joined the Company in 1987 as an Accounting Manager and was appointed Assistant Controller in 1990 and Controller in 1995.

      GARY A. KUNICK is the Division Manager of the Western Division. The Western Division consists of the operations of Western Oil Well Service Company, a wholly owned subsidiary acquired by the Company from AP in 1989. Mr. Kunick has been held various positions with Western Oil Well Service Company since 1972.

      ALEJANDRO J. LEBRIJA joined the Company in 1992 as the Vice President of Operations of DI/Perfensa, Inc., the 80% company owned geothermal drilling subsidiary. Prior to joining the Company, he was with Perforadora de Energeticos, S.A., a geothermal drilling company, in a number of operating positions for the previous five years in Mexico and Guatemala. Mr. Lebrija is a licensed engineer in the Republic of Mexico.

      L. PAT LEECH joined the Company in 1988 as Chief Engineer. Mr. Leech was a co-owner and Manager of Drilling of Allwestern Drilling Contractors, an oil and gas drilling company, from 1978 until 1984.

      RICHARD M. PILGRIM joined the Company in 1990 as Operations Manager of the Gulf Coast District. Mr. Pilgrim was appointed General Manager of the Equipment Supply and Repair Division in 1992 and Vice President-Engineering of Drillers, Inc. in 1994.

      TERRELL L. SADLER joined the Company in 1989 as the Ark-La-Tx District Manager and is currently the Vice President of the Mid-Continent Division. Prior to joining the Company, Mr. Sadler was Vice President and General Manager of ATCO Drilling, Inc. with whom he had spent over ten years in a number of operational assignments. Mr. Sadler is the past Chairman of Ark-La-Tx Chapter of the International Association of Drilling Contractors.

      JIM G. WINTERS joined the Company in 1985 and has held various key positions since then and is currently Assistant to the President. Mr. Winters previously was Vice President and General Manager of ATCO Drilling, Inc., Division Manager with Loffland Brothers Company and Division Manager with Grant Oil Tools.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer:

                                      ANNUAL COMPENSATION
                                  --------------------------
                                                    OTHER         ALL
                                                    ANNUAL       OTHER
       NAME AND                                     COMPEN-      COMPEN-
PRINCIPAL POSITION(1)      YEAR    SALARY   BONUS   SATION      SATION(4)
- - - ---------------------    -------- --------  -----   --------    ---------
Max M. Dillard  . . . .   1994(2) $155,500  $ -0-   $ -0-       $3,111
 Chairman of the Board,   1994(3)  201,667    -0-     -0-        4,033
 President and Chief      1993(3)  189,000    -0-     -0-        3,780
 Executive Officer

______
(1) No executive officer of the Company, other than the Chief Executive Officer, earned an aggregate salary and bonus of more than $100,000 during the periods indicated.

(2) For the nine-month transition period ended December 31.

(3) For the fiscal year ended March 31.

(4) Consists of amounts contributed by the Company to match a portion of Mr. Dillard's contributions under the Company's 401(k) Savings Incentive Plan.

EMPLOYMENT AGREEMENT

   The Company and the Chief Executive Officer are parties to a two-year employment agreement which is automatically renewed each month unless a two-year notice of termination is given by either party. In the event notice of termination is given, Mr. Dillard would be obligated to complete the two-year term of employment without any reduction of salary and benefits. In addition, in the event of Mr. Dillard's death or disability during his employment and in the event of certain other terminations, including termination by the Company other than for cause and termination by Mr. Dillard within 12 months following the acquisition by any person of 35% or more of the Company's voting securities, Mr. Dillard would be entitled to a severance payment equal to 24 months of his salary and benefits.

OPTION/SAR GRANTS TABLE

   There were no stock options granted to the Chief Executive Officer during the Transition Period.

AGGREGATE OPTION/SAR EXERCISES IN THE TRANSITION PERIOD AND YEAR-END OPTION/SAR VALUES

   The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options outstanding at December 31, 1994 with respect to the Chief Executive Officer. No options were exercised by the Chief Executive Officer during the Transition Period.

                                                                 VALUE OF UNEXERCISED
                            NUMBER OF UNEXERCISED                IN-THE-MONEY OPTIONS
                      OPTIONS HELD AT DECEMBER 31, 1994      HELD AT DECEMBER 31,1994 (1)
                      --------------------------------       ----------------------------
      NAME             EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
- - - --------------         -----------       -------------       -----------     -------------
Max M. Dillard          1,000,000              0                 $   -        $    -

______
(1) The exercise price of the unexercised options was greater than the market value of the Common Stock on December 31, 1994.

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION


   The Compensation Committee consists of three outside directors, Messrs.
Nance, Robinson and Walker.         The Compensation Committee is responsible
for reviewing the performance of management and making decisions regarding executive compensation. The Stock Option Committee consists of Messrs. Nance, Robinson and Walker, all of which are "disinterested" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. Decisions regarding grants under the Company's 1982 Employee Plan are made solely by the Stock Option Committee in order to satisfy the Rule 16b-3 requirement of disinterested administration of such Plan. Such decisions are reported by the Stock Option Committee to the Compensation Committee and to the full Board. All other decisions relating to compensation of the Company's executive officers are made by the Compensation Committee and are reported to the full Board.


A. COMPENSATION OF EXECUTIVE OFFICERS

   The objective of the Compensation Committee and the Stock Option Committee is to provide executive compensation programs to attract employees and retain qualified individuals. To achieve this objective, the Compensation Committee and the Stock Option Committee endeavor to maintain an appropriate relationship between executive pay and the operational and financial results of the Company, while at the same time attracting and retaining key executives, particularly in an era of relatively depressed conditions in the oil and gas drilling industry.

   The executive compensation administered by the Compensation Committee and the Stock Option Committee presently consists of annual base salary and stock option grants. Under this system, a significant portion of an executive's compensation is linked to the Company's performance. Although the Company does not have a formal annual incentive bonus program and did not award any bonuses to the executive officers during or for the Transition Period, the Compensation Committee has the authority to approve bonuses or, subject to the approval of the full Board, to adopt a formal annual incentive bonus program should the Compensation Committee deem such actions to be warranted by the Company's performance.

   Annual Base Salaries. Based on currently available public information, the Compensation Committee believes that the base salaries and the total annual cash compensation of the Company's executive officers are lower than the average for the executive officers of its "peer group" identified in the Stock Performance Graph which follows this report. Based on the results obtained during the Transition Period, the Compensation Committee, at its meeting in November 1994, limited executive officers' salary increases to a 3.0% cost-of-living adjustment effective November 1, 1994. In the opinion of the Compensation Committee, these salary adjustments were necessary for the Company to retain key personnel.

   Stock Option Grants. Employee stock options represent an important component of the performance-based part of the Company's compensation system. By providing executives with a long-term incentive, stock options directly align their interests with those of the Company's shareholders. Such incentives can be particularly important to the retention and motivation of key personnel in periods when industry conditions and the Company's performance would not warrant significant merit increases in base salary or annual incentive bonuses. Stock options under the 1982 Employee Plan are granted at exercise prices equal to the fair market value of the Company's stock on the date of grant, become exercisable in 20% increments over a five-year period and have a ten-year term.

   During the Transition Period, the Stock Option Committee awarded grants to executive officers of the Company of options to acquire an aggregate of 4,000 shares of the Company's Common Stock. Such grants were awarded in amounts deemed by the Stock Option Committee to be commensurate with the respective positions of such executives and their ability to positively impact the Company's performance. The grants were viewed by the Stock Option Committee as important to the motivation and retention of the key personnel who received them.


B. COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   In November 1994, the Compensation Committee approved a 3.0% increase in Mr. Dillard's annual base salary from $206,000 to $212,180, effective November 1, 1994. In arriving at this decision, the Compensation Committee considered the following factors:

   1. Mr. Dillard's continued personal performance in containing the extent of the Company's losses in the depressed domestic oil and gas drilling markets while furthering the Company's development of new foreign markets was beneficial to the Company.

   2. Based on currently available public information, Mr. Dillard's annual base salary and total cash compensation (even with the 3.0% increase) remains below the average for chief executive officers of the Company's "peer group" identified in the Stock Performance Graph following this report.

   Mr. Dillard presently holds an option granted to him in 1989 under the 1982 Employee Plan to acquire an aggregate of 1 million shares of the Company's Common Stock. The Stock Option Committee has not granted additional stock options to Mr. Dillard since such time.

   Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a corporation's deduction for remuneration paid to its chief executive officer and its four other highest compensated officers in excess of $1 million per person. As neither the Company's Chief Executive Office nor any of its other officers has received renumeration in excess of such limitation in 1994 or is anticipated to receive renumeration in excess of such limitation in 1995, the Compensation Committee has deferred making any recommendation to the Company's Board of Directors as to what policy the Company should adopt with respect to remuneration of the executive officers of the Company in excess of such limitation, until such time as it appears reasonably foreseeable that such limitation may be exceeded.

   The report of the Compensation Committee and the Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   Compensation Committee:    C. Wayne Nance
                              Hamilton Robinson, Jr.
                              William C. Walker

   Stock Option Committee:    C. Wayne Nance
                              Hamilton Robinson, Jr.
                              William C. Walker

STOCK PERFORMANCE GRAPH

   The following performance graph compares the performance of the Company's Common Stock to the American Stock Exchange Market Value Index and to a Company-determined Industry Peer Group index. The Industry Peer Group, unlike the Company, derives a large percentage of its revenue from foreign operations or oil and gas production, and is comprised of the following land drilling companies: Energy Service Company, Inc.; Nabors Industries, Inc.; Noble Drilling Corporation; Parker Drilling Company; Tucker Drilling Company and Unit Corporation. The graph assumes that $100 was invested on December 31, 1989 in the Company's Common Stock and in each index and that all dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG DI INDUSTRIES, INC.
             AMEX MARKET VALUE INDEX AND INDUSTRY PEER GROUP INDEX



                             [Graph appears here]

                              FISCAL YEAR ENDING
- - - ----------------------------------------------------------------------------
COMPANY       1989         1990      1991        1992       1993      1994
- - - -------       ----       --------   -------     -------    -------   -------
DI Ind Inc.   100          61.11      33.33       38.89      41.67     33.33
Peer Group    100          80.61      62.41       60.01      90.12     75.01
Broad Market  100          84.80     104.45      105.88     125.79    111.12

   There can be no assurance that the Company's share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future share performance.

   The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN TRANSACTIONS

   Until June 2, 1994, the Company was included in an insurance and bonding program that AP provided for its subsidiaries. Under the program, AP paid for all of the expenses associated with the program and then invoiced its subsidiaries for their proportionate share of the costs of the program. During the Transition Period, the Company paid AP a total of $686,220 and the amount reimbursable to AP at December 31, 1994 for this insurance program was $1,229,000.

   During the Transition Period, Mr. Bech was a partner in a law firm that performed legal services for the Company.


SECTION 16(A) COMPLIANCE

   Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") Regulations, the Company's directors, executive officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange and to furnish the Company with copies of all such reports they file.

   Based solely on its review of such reports from reporting persons, the Company believes that during the Transition Period all filing requirements applicable to its directors, executive officers and greater than 10 percent shareholders were complied with.


PROPOSAL 2:

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Deloitte & Touche L.L.P. ("D & T") as independent public accountants for the Company for the fiscal year ending December 31, 1995.

   Representatives of D & T are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF DELOITTE & TOUCHE L.L.P. AS INDEPENDENT PUBLIC ACCOUNTANTS.


                             SHAREHOLDER PROPOSALS

   Shareholder proposals to be presented at the Company's 1996 annual meeting of shareholders must be in writing and received at the Company's principal executive offices by the Secretary no later than December 19, 1995, in order to be included in the proxy statement relating to such meeting.

                                 OTHER BUSINESS

     The Company knows of no matters other than those stated above which are expected to be presented at the Meeting. However, if other matters are properly presented at the Meeting for action, it is intended that the persons named in the accompanying proxy will vote in accordance with their best judgment on such matters.

     A copy of the Company's Annual Report for the nine-month Transition Period ended December 31, 1994 is being mailed to shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy-soliciting material or a communication by means of which any solicitation is to be made.

                                      By Order of the Board of Directors


                                      /s/ Bill R. Merchant
                                      BILL R. MERCHANT
                                      Secretary

Dated:  April 17, 1995

                              DI INDUSTRIES, INC.
PROXY                                                                      PROXY
           PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS FOR
    THE 1995 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 23, 1995

  The undersigned hereby appoints Max M. Dillard and Bill R. Merchant, jointly and severally, as proxies of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of DI Industries, Inc. which the undersigned is entitled to vote at the 1995 Annual Meeting of Shareholders of DI Industries, Inc. or any adjournments thereof, and to vote all shares of Common Stock, in their discretion, on all other matters which may properly come before the 1995 Annual Meeting of Shareholders of DI Industries, Inc., or any adjournments thereof. All of the proposals described below have been proposed by DI Industries, Inc.

  UNLESS A CONTRARY VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. PLEASE MARK BOXES [_] OR [X] IN BLUE OR BLACK INK.
The undersigned instructs said proxies to vote as follows:
PROPOSAL 1: The election of Directors.
            [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY
            (except as marked to the contrary below)  to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH NOMINEE'S NAME ON THE LIST BELOW.)
  Douglas Y. Bech         Michael J. Delouche   Max M. Dillard   C. Wayne Nance
  Hamilton Robinson, Jr.  Kristian Siem         William C. Walker
PROPOSAL 2: The approval of the appointment of Deloitte & Touche L.L.P. as the
            Company's independent public accountants for the fiscal year ending December 31, 1995.
                     [_] FOR    [_] AGAINST    [_] ABSTAIN
PROPOSAL 3: In their discretion as to other matters as may properly come before the meeting.
                                                      (Continued on other side)

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. YOUR PROXY MUST BE SIGNED, DATED AND RETURNED FOR YOUR VOTE TO COUNT.

                                         --------------------------------------
                                                      (Signature)

                                         --------------------------------------
                                              (Signature, if held jointly)

                                         DATED: _________________________, 1995
                                         Your signature should be as your name
                                         appears hereon.

                                         When signing in a fiduciary or
                                         representative capacity, please show
                                         your full title as such. For joint
                                         accounts, each joint owner should
                                         sign.